UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2024

DP Cap Acquisition Corp I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41041	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

341 Newbury Street 6th Floor
Boston, MA	02115
(Address of principal executive offices)	(Zip Code)

(617) 874-5152

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	DPCSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DPCS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	DPCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of November 15, 2024, DP Cap Acquisition Corp. I (the “Company”), Highview Bridge, LLC (“Purchaser”), DP Investment Management Sponsor I LLC (“Sponsor”) and Data Point Capital III, LP and Data Point Capital III-Q, LP (the “Data Point Funds”) entered into a purchase agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, among other things: (a) the Sponsor and Data Point Funds transferred to the Purchaser an aggregate of 3,112,499 Class A Ordinary Shares of the Company, par value $0.0001 per share, and 3 Class B Ordinary Shares of the Company, par value $0.0001 per share; (b) the Company, the Purchaser, Sponsor, Data Point Funds and Xixuan Hei executed an amendment to the letter agreement originally executed in connection with the Company’s initial public offering (“IPO”); (c) the Sponsor and Data Point Funds gave to Purchaser the irrevocable right to vote the shares retained by them on their behalf and to take certain other actions on their behalf; (d) the Sponsor agreed to cancel an aggregate of 4,733,333 private placement warrants purchased by the Sponsor at the time of the IPO; and (e) the Sponsor forgave the $4,600,000 loan made by the Sponsor to the Company in connection with the IPO.  In addition, Cowen and Company, LLC, as underwriter from the IPO executed a letter agreement whereby it agreed to waive any entitlement it had to deferred discounts to be paid by the Company to Cowen in connection with the consummation of a business combination pursuant to that certain underwriting agreement, dated November 8, 2021, relating to the IPO.

The Company has agreed to prepare and file with the Securities and Exchange Commission, and thereafter mail, an information statement (“Information Statement”) pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of notifying the Company’s shareholders of the above-referenced transactions and change in the majority of the Board as soon as practicable. Pursuant to the Purchase Agreement, the Purchaser will appoint additional directors to the Company’s board to be effective ten days after mailing of the Information Statement to all holders of record of the Company’s ordinary shares.

The foregoing description of the Purchase Agreement and related agreements and transactions do not purport to be complete, are qualified in their entirety by reference to the full text of the applicable agreements.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On November 15, 2024, in connection with the execution of the Purchase Agreement, effective immediately, the following officers and directors submitted the resignation of their respective offices: Scott Savitz as Chairman (but continuing as a director) and Chief Executive Officer of the Company; Bruce Revzin as Chief Financial Officer of the Company; Leonard Schlesinger as a director of the Company; Lars Albright as a director of the Company; and Diane Hessan as a director of the Company. There were no disagreements between the Company and any officer or director on any matter related to the Company’s operations, policies or practices.

Appointment of Officers and Directors

Effective November 15, 2024, in connection with the execution of the Purchase Agreement and resignation of the above-referenced officers and directors, Xixuan Hei was appointed as Chairman, Chief Executive Officer, Chief Financial Officer and a Director of the Company.

In connection with her appointment, the Company and Ms. Hei will enter into a standard form of indemnification agreement. Other than pursuant to the Purchase Agreement, there are no arrangements or understandings pursuant to which Ms. Hei has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Xixuan Hei, 31 years old, has a strong background in finance, digital innovation, and legal-tech solutions.  Ms. Hei is the founder of Herr Gallery, a WebVR NFT platform that drives innovation in virtual spaces and digital art, which she founded in August 2021.  Ms. Hei is a CFA Level III candidate and holds a Master of Science in Finance from Johns Hopkins University, a Master of Science in Business Intelligence & Analytics from Stevens Institute of Technology, and a Bachelor of Economics in International Economy & Trade from North China University of Technology.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DP CAP ACQUISITION CORP I

Dated: November 19, 2024	By:	/s/ Xixuan Hei
	Name:	Xixuan Hei
	Title:	Chairman and Chief Executive Officer

3